SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

         [  ]     Preliminary Information Statement

         [  ]     Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))

         [X]      Definitive Information Statement


                           REGENCY REALTY CORPORATION
                           --------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies: N/A

         (2)      Aggregate number of securities to which transaction applies:
                  N/A

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         (4)      Proposed maximum aggregate value of transaction: N/A

         (5)      Total fee paid: N/A

[  ]     Fee paid previously by written preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

         (1)      Amount Previously Paid: $0
         (2)      Form, Schedule or Registration Statement No.: N/A
         (3)      Filing Party: N/A
         (4)      Date Filed: N/A

                                 [Regency Logo]
                           Regency Realty Corporation


Dear Shareholder,

After a year of analysis, Regency has finalized a plan to enhance Regency's existing brand and position as the leading national operator and developer of grocery-anchored neighborhood centers. Regency will begin rolling out its plan this month with the introduction of a new name and a new logo (see below).

                                [OBJECT OMITTED]

We are changing our legal name to Regency Centers Corporation to more appropriately acknowledge the strength of Regency's brand in today's shopping center industry as the leading national owner and developer of grocery-anchored neighborhood centers. The name provides a strong foundation for building a common understanding of and a common voice for Regency, aligning our business objectives with audience perceptions.

In the coming months, you can expect to see more of the new name and logo as Regency reinforces our new brand identity in the marketplace. The name change will have no impact on existing property names and, therefore, will not include expensive property pylon sign replacements, but will include, as an example, the placement of effective and inexpensive property welcome and thank you signs with our new brand identity. In fact, the total remaining cost of this initiative is less than $1 million.

A legal name change requires an amendment to our articles of incorporation, which requires a majority approval by our shareholders. Based upon the recommendation of our board of directors and management, our majority shareholder, Security Capital U.S. Realty, consented to our name change. Because the name change has been approved by our majority shareholder, you are not required to take any action and this is being sent to you for information purposes. Our stock symbol REG will not change.

We look forward to an exciting New Year for Regency Centers. Although the company's name is changing, our principal objective remains the same: to continue to create shareholder value through increasing returns on invested capital and solid funds from operations per share growth.

With regards,

/s/ Martin E. Stein, Jr.

Martin E. Stein, Jr.
Chairman and CEO


      121 West Forsyth Street * Suite 200 * Jacksonville, Florida 32202 *
                   Telephone 904-356-7000 * Fax 904-634-3428
                             www.RegencyRealty.com

                           REGENCY REALTY CORPORATION
                       121 West Forsyth Street, Suite 200
                           Jacksonville, Florida 32202

                        ________________________________

                              INFORMATION STATEMENT

                        ________________________________


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                      YOU ARE REQUESTED NOT TO SEND A PROXY




                            OUR PROPOSED NAME CHANGE

         Regency Realty Corporation is pleased to announce that we intend to change our name from Regency Realty Corporation to Regency Centers Corporation.

         We are sending this information statement on or about January 23, 2001 to all common shareholders of record as of January 2, 2001. Because the name change has been approved by our majority shareholder, you are not required to take any action.

                      AMENDMENT TO ARTICLES TO CHANGE NAME

         An amendment to our articles of incorporation is required to change our name. Based upon the recommendation of our board of directors and management, our majority shareholder, Security Capital U.S. Realty, consented to our name change by written consent without a meeting on January 15, 2001. On January 2, 2001, the record date for this consent, we had outstanding and entitled to vote 56,898,171 shares of common stock and 1,487,507 shares of Series 2 Cumulative Convertible Redeemable Preferred Stock. The Series 2 Preferred Stock votes together with the common stock as a single class. Security Capital owned 34,273,236, or 58.7%, of the 58,385,678 shares entitled to vote as of the record date.

         We will accomplish the name change by filing an amendment to our articles of incorporation with the Florida Secretary of State on or after February 12, 2001. The text of the amendment is attached as Exhibit A.

         We reserve the right, without further action by our shareholders, not to proceed with the name change if our board of directors determines that the name change is not in the best interest of Regency or its shareholders before filing the amendment with the Florida Secretary of State.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows certain information relating to the beneficial ownership as of January 2, 2001 of (i) each person known to us to be the beneficial owner of more than 5% of our voting stock, (ii) each director,
(iii) each of the CEO and other four most highly compensated executive officers, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares.

                Amount and Nature of Shares Beneficially Owned(1)


                                                       Number of                                                     Percent of
                               Title of                 Shares         Right to        Restricted    Percent        Outstanding
             Name               Class                  Owned(2)       Acquire(3)        Stock(4)     of Class      Voting Shares
             ----               -----                  --------       ----------       ----------    --------      -------------
Security Capital U.S.
Realty(5)                       Common               34,273,236(5)           -                -       60.2%           58.7%
Martin E. Stein, Jr.            Common                  734,439(6)     339,530                -        1.9%            1.8%
Mary Lou Fiala                  Common                    5,701         68,491           20,225        *               *
Thomas B. Allin                 Common                    3,492          1,250                -        *               *
Raymond L. Bank                 Common                    6,819          5,250                -        *               *
A. R. Carpenter                 Common                   13,810          8,250                -        *               *
J. Dix Druce                    Common                   30,227          8,250                -        *               *
John T. Kelley, III             Common                   40,170          3,793                -        *               *
Douglas S. Luke                 Common                   17,262          7,294                -        *               *
John C. Schweitzer              Common                    2,500          3,170                -        *               *
Terry N. Worrell                Common                  372,528          3,793                -        *               *
Bruce M. Johnson                Common                   81,865        133,504            9,092        *               *
All directors and               Common                1,308,813        582,575           29,317        3.4%            3.3%
executive officers as a
group (a total of 11
persons)
------------------------

*Less than one percent
(1) Information presented in this table and related notes has been obtained from the beneficial owner and from reports filed by the beneficial owner with the Securities and Exchange Commission under Section 13 of the Securities Exchange Act of 1934.

(2)     Excludes shares that:

            o    are restricted stock holdings,

            o    may be acquired through stock option exercises, or

            o may be acquired upon conversion of limited partnership interests in Regency Centers, L.P.

(3)     Shares that can be acquired:

            o    through stock option exercises through March 3, 2001, or

            o through conversion of limited partnership interest in Regency Centers, L.P.

(4) Shares subject to a vesting schedule, forfeiture risk and other restrictions.

(5) Includes the following shares which are held by wholly-owned sub-sidiaries of Security Capital Holdings, S.A., a wholly-owned subsidiary of Security Capital U.S. Realty:

                 2,037,600 shares held by Arden Square Holdings Sarl

                 2,037,600 shares held by Blossom Valley Holdings Sarl

                 2,037,600 shares held by Cooper Street Plaza Holdings Sarl

                 2,037,600 shares held by Dallas Holdings Sarl

                 2,037,600 shares held by El Camino Holdings Sarl

                 2,033,828 shares held by Friars Mission Holdings Sarl

        The business address of SC-US Realty and each of the listed Security Capital subsidiaries is 25b boulevard Royal, Luxembourg L-2449.

(6) Includes the following shares over which Mr. Stein is deemed to have shared voting and investment power:

            o 160,263 shares held by The Regency Group (Nevada) Limited Partnership, the sole general partner of which is a wholly-owned subsidiary of The Regency Group, Inc. All of the outstanding stock of The Regency Group, Inc. is owned by The Regency Square II (Nevada) Limited Partnership, the sole general partner of which is a corporation in which all of the outstanding stock is owned by Mr. Stein and members of his family.

            o 307,147 shares held by The Regency Group II. Mr. Stein is a general partner of The Regency Group II and a trustee of a trust which is also a general partner.

            o 108,235 shares held by Regency Square II. Mr. Stein is a general partner of Regency Square II and a trustee of a trust which is also a general partner.

                                    EXHIBIT A

                           REGENCY REALTY CORPORATION


                     AMENDMENT TO ARTICLES OF INCORPORATION
                 (Changing Name to Regency Centers Corporation)


         This corporation was incorporated on July 8, 1993 effective July 9, 1993 under the name Regency Realty Corporation. Pursuant to Sections 607.1001, 607.1003, 607.1004 and 607.1006, Florida Business Corporation Act, an amendment to Section 1.1 of the Articles of Incorporation, as restated on November 4, 1996, was approved by the Board of Directors at a meeting held on November 1, 2000 and adopted by the written consent dated January 15, 2001 of shareholders owning a majority of the corporation's outstanding voting stock. The only voting group entitled to vote on the adoption of the amendment consists of the holders of the corporation's common stock and Series 2 Preferred Stock, voting together as a single class. The number of votes cast by such voting group was sufficient for approval by that voting group. Section 1.1 of the Restated Articles of Incorporation of the Company is hereby amended in its entirety to read as follows:

                  "Section 1.1 Name.  The name of the corporation is Regency
            Centers Corporation (the "Corporation")."


         IN WITNESS WHEREOF, the undersigned President of this corporation has executed these Articles of Amendment this ____ day of February, 2001.



                                       _________________________________________
                                        Mary Lou Fiala, President and Chief
                                        Operating Officer